EXHIBIT 99.01

Contacts:	Investors	Media

	Bob Lawson	Diane Carlini
	Intuit Inc.	Intuit Inc.
	650-944-6165	650-944-6251
	robert_lawson@intuit.com	diane_carlini@intuit.com

	Erik Randerson	Tobin Lee
	Digital Insight	Digital Insight
	818-878-6615	818.878.6048
	erik.randerson@digitalinsight.com	tobin.lee@digitalinsight.com
Intuit to Acquire Digital Insight
Stage set for New Generation of Online Banking Solutions
MOUNTAIN VIEW and CALABASAS, Calif. — Nov. 30, 2006 — Intuit Inc. (Nasdaq: INTU) and Digital Insight Corp. (Nasdaq: DGIN) have signed a definitive agreement for Intuit to acquire Digital Insight. Under the terms of the agreement, Intuit will pay $39 per share in cash for each Digital Insight common share. The total purchase price is approximately $1.35 billion on a fully diluted basis.
     The acquisition will bring together Digital Insight, a leading provider of online banking services, and Intuit, the leading provider of financial management software, to millions of small businesses and consumers. Together, the companies will serve more than 5,000 financial institutions, nearly 25 million consumers and nearly 7 million small businesses. The acquisition will combine Intuit’s culture of customer-driven innovation and leading brands with Digital Insight’s best-in-class distribution and application service provider model.
     “The combination of two industry leaders will put Intuit in an excellent position to bring a new generation of online banking solutions to market in a way that will redefine the way small businesses and consumers manage their financial lives,” said Steve Bennett, Intuit president and chief executive officer.
     With the acquisition, Intuit will be able to combine work flows in its financial management tools with online banking capability offered by Digital Insight to create new, easier, and better-value offerings for consumers and small businesses.
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     “Online banking is growing rapidly, but today’s solutions don’t meet the needs of most small businesses and many consumers,” said Jeff Stiefler, Digital Insight chairman, president and chief executive officer. “Digital Insight’s and Intuit’s combined assets and competencies will change the game for small businesses, consumers and the financial institutions that serve them. In addition to the clear business benefit of this proposed acquisition, both companies have already had the opportunity to work closely together to develop the mutual trust and respect that is a critical prerequisite for any business combination to be successful.”
     Following the closing of the acquisition, Digital Insight’s business operations will continue to operate from its existing facilities in California and Georgia. The Digital Insight business operations will establish the foundation for a newly formed financial institutions business division within Intuit, with Stiefler serving as that unit’s president.
     The transaction is subject to regulatory review, Digital Insight shareholder approval and other customary closing conditions. After closing, expected in the first calendar quarter of 2007, Digital Insight will become part of Intuit, and Digital Insight stock will cease trading. Intuit plans to finance the transaction with a combination of existing cash balances and up to $1 billion of debt financing, although there are no financing contingencies in the merger agreement. The transaction is expected to be dilutive to Intuit by two to three cents per share on a non GAAP basis in its current fiscal year and slightly accretive on a non GAAP basis in fiscal 2008.
     A live audio webcast conference call is available at http://web.intuit.com/about_intuit/investors/webcast_events.html. The call begins today at 5:30 a.m. Pacific. A replay of the audio webcast will remain on the Intuit and Digital Insight Web sites for one week after the conference call. Intuit has also posted this press release on its Web site and will post the conference call script shortly after that call ends.
     The conference call number is 866-837-9782 in the United States or 703-639-1420 from international locations. No reservation or access code is needed. A replay of the call will be available for two weeks by calling 888-266-2081 or 703-925-2533 for international callers. The replay access code is 1004956.
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About Digital Insight Corporation
     Digital Insight Corporation (Nasdaq: DGIN) is the leading provider of on-demand banking services to mid-market banks and credit unions in the United States. The company’s extensive portfolio of on-demand applications is hosted in its world-class data center and securely delivered via the Internet. Outsourcing the management of online banking services to Digital Insight empowers financial institutions to generate new sources of revenue, increase customer retention and realize increased cost efficiencies. For more information, visit www.digitalinsight.com.
About Intuit Inc.
     Intuit Inc. is a leading provider of business and financial management solutions for small and mid-sized businesses, consumers and accounting professionals. Its flagship products and services, including QuickBooks®, Quicken® and TurboTax® software, simplify small business management and payroll processing, personal finance, and tax preparation and filing. ProSeries® and Lacerte® are Intuit’s leading tax preparation software suites for professional accountants.
     Founded in 1983, Intuit had annual revenue of $2.3 billion in its fiscal year 2006. The company has nearly 7,500 employees with major offices in 13 states across the United States, and offices in Canada and the United Kingdom. More information can be found at www.intuit.com.
Forward-Looking Statements
This news release includes “forward-looking statements” which are subject to safe harbors created under the U.S. federal securities laws. All statements included in this press release that address activities, events or developments that Intuit and Digital Insight expect, believe or anticipate will or may occur in the future, including, particularly, statements about the potential benefits of the proposed transaction to Intuit, including the ability to address new markets and offer new solutions, the potential benefits of the proposed acquisition to financial institutions and their customers and to small businesses, the expected financial impact of the acquisition on Intuit, the expected financing of the acquisition, and the expected closing of the proposed combination, are forward-looking statements. All forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include: the risk that the transaction is not consummated or is not consummated within the expected timeframe; the risk that the expected benefits of the proposed acquisition are not realized; the risk that disruption from the transaction may make it more difficult to maintain relationships with customers, employees, partners or suppliers; the risk that future products and services may not be successful or achieve broad market acceptance; and the risk that Intuit will not be able to successfully integrate Digital Insight’s market opportunities, technology, personnel and operations and achieve planned synergies. For information regarding other related risks,
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see discussion of risks and other factors in documents filed by Intuit and Digital Insight with the Securities and Exchange Commission from time to time, including Digital Insight’s Annual Report on Form 10-K for the year ended Dec. 31, 2005 and report on Form 10-Q for the quarter ended Sept. 30, 2006 as well as Intuit’s Form 10-K for the year ended July 31, 2006. Forward-looking statements represent the judgment of the management of Digital Insight and Intuit as of the date of this release, and Digital Insight and Intuit disclaim any intent or obligation to update any forward-looking statements.
Accretion and dilution calculated on non GAAP basis
In estimating future accretion and dilution on a non GAAP basis, Intuit excludes share-based compensation expenses, amortization of purchased intangible assets, acquisition-related charges, net gains on marketable equity securities and other investments, gains and losses on disposals of businesses, certain discrete tax items and amounts related to discontinued operations from its GAAP earnings per share.
Additional Information About the Proposed Transaction and Where You Can Find It
In connection with the proposed transaction, Digital Insight intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF DIGITAL INSIGHT ARE URGED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT MATERIALS FILED BY DIGITAL INSIGHT WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, when available, and any other documents filed by Digital Insight with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Digital Insight may obtain free copies of the documents filed with the SEC by contacting Digital Insight’s Investor Relations at 26025 Mureau Road, Calabasas, California 91302, Telephone: (818) 878-6615. You may also read and copy any reports, statements and other information filed by Digital Insight with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Digital Insight and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Digital Insight stockholders in favor of the proposed transaction. Certain executive officers and directors of Digital Insight have interests in the transaction that may differ from the interests of stockholders generally, including without limitation acceleration of vesting of stock options, benefits conferred under retention, severance and change in control arrangements, and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.
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In addition, Intuit and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Digital Insight’s stockholders in favor of the approval of the proposed transaction. Information concerning Intuit’s directors and executive officers is set forth in Intuit’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on November 3, 2006, and annual report on Form 10-K filed with the SEC on September 15, 2006. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Intuit’s Investor Relations Website at http://www.intuit.com/about_intuit/investors.